SQUIRE, SANDERS & DEMPSEY LLP
                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304
                             Office: 1-216-479-8500
                               Fax: 1-216-479-8780




                               September 26, 2001


National City Investment Management Company
1900 East Ninth Street
Cleveland, Ohio 44114

                           Re:      Armada Ohio Tax Exempt Bond Fund
                                    Armada Ohio Municipal Money Market Fund
                                    ---------------------------------------

Gentlemen:

         We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 58 to the Registration Statement on Form N-1A of Armada Ohio Tax Exempt Bond Fund and Armada Ohio Municipal Money Market Fund and the related Statement of Additional Information. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Squire, Sanders & Dempsey LLP